Exhibit 10.5
Dated as of November 22, 2006
To the banks, financial institutions and other institutional lenders (collectively, the “Lender Parties”) parties
  to the Credit Agreement referred to below and to
   Morgan Stanley Senior Funding, Inc. as administrative agent
   (the “Administrative Agent”) for the Lender Parties
Ladies and Gentlemen:
Re: Astoria Financing — First Lien Credit Agreement
          We refer to the First Lien Credit Agreement dated as of February 23, 2006, among, inter alia, the undersigned and you (as amended through the date hereof, the “Credit Agreement”). Capitalized terms not otherwise defined in this letter agreement have the same meanings as specified in the Credit Agreement.
          The Borrower is seeking to eliminate the Term LC Facility (namely, the $100,000,000 synthetic letter of credit facility) it is currently utilizing as credit support for its existing spark spread hedge which expires on December 31, 2007. The hedge counterparty, Morgan Stanley Capital Group Inc., has agreed to accept either (i) a $100,000,000 special letter of credit or (ii) a $100,000,000 first lien on the collateral, ranking pari passu with the Lenders, and the payment of associated credit charges. In either case, the Borrower will pay no more interest expense and associated credit charges than it otherwise would have were it to leave the $100,000,000 Term LC Facility in place.
          The Borrower currently has a $384,000,000 “basket” of permitted first lien capacity, in the aggregate, available for posting letters of credit to support Permitted Commodity Hedge Agreements or working capital obligations under section 5.02(b)(iii) of the Credit Agreement. As the existing $100,000,000 Term LC Facility is part of the Facilities, it is not included in this $384,000,000 “basket”. Consequently, the elimination of the $100,000,000 Term LC Facility represents a $100,000,000 reduction in the Borrower’s funded first lien capacity.
          Accordingly, the Borrower hereby requests a technical clarification to Section 5.02(b)(iii) of the Credit Agreement to provide that Permitted Commodity Hedge Agreements or Debt under any letter of credit facility supporting Permitted Commodity Hedge Agreements, or any combination thereof, be permitted under such section. Accordingly, such clause would be amended as follows (with the new, proposed language in bold and underlined): “(iii) secured Debt under (1) any Permitted Commodity Hedge Agreement or (2) any letter of credit facility that either (A) supports a Permitted Commodity Hedge Agreement (including, without limitation, the Special LC Facility) or (B) supports working capital obligations, in an aggregate principal amount,with respect to clauses (1) and (2) above, not to exceed $384,000,000 at any one time outstanding; provided that (x) the counterparty under any such Permitted Commodity Hedge Agreement and any lender or letter of credit issuer of such Debt, as the case may be, has become a party to the Intercreditor Agreement as, and has obligations of, a

First Lien Secured Party thereunder and (y) such Debt shall only be secured by the Liens created by the Collateral Documents;”.
          The Borrower believes that the requested technical amendment is credit enhancing as it relatively reduces interest expense and credit charges, while at the same time it does not impact the current collateral support provided to the existing lenders.
          In addition, we also request that each Lender hereby authorizes the Administrative Agent and the Collateral Agent to agree to any amendments to the Intercreditor Agreement or any other Loan Document (other than the Credit Agreement) that may be necessary or desirable (as determined by the Administrative Agent) to reflect the amendment to Section 5.02(b)(iii) of the Credit Agreement set forth above.
          Each of the Guarantors hereby confirms and agrees to the foregoing amendments and confirms and agrees that (a) notwithstanding such amendment, each Loan Document to which it is a party is, and shall continue to be, in full force and effect and is hereby ratified in all respects, except that, on and after the effectiveness of this letter agreement, each reference in such Loan Document to the Credit Agreement shall mean and be a reference to the Credit Agreement, as amended by this letter agreement, and (b) the Collateral Documents to which it is a party do, and shall continue to, secure the Secured Obligations.
          This letter amendment shall become effective as of the date first above written upon receipt by the Administrative Agent of counterparts hereof executed by the Required Lenders. On and after the effectiveness of this letter agreement, each reference in the Credit Agreement to the Credit Agreement (howsoever referred to), and each reference in the other Loan Documents to Credit Agreement (howsoever referred to), shall mean and be a reference to the Credit Agreement, as amended by this letter agreement.
          The Credit Agreement, as amended by this letter agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and the Collateral Documents do and shall continue to secure the payment of all Obligations of the Loan Parties under the Loan Documents, in each case as amended by this letter agreement. The execution, delivery and effectiveness of this letter agreement shall not, except as expressly provided herein, waive any right, power or remedy of any Lender Party or the Agent under any Loan Document or any provision of any Loan Document.
          If you agree to the terms and provisions hereof, please complete the blank signature block on the final page hereto with the name of your institution and execute and return, by facsimile or email, your signature page to this letter agreement to Cassandra Miller, Shearman & Sterling, LLP, 599 Lexington Avenue, New York, NY 10022; facsimile number (646) 848 8673; email: cassandra.miller@shearman.com.
          This letter agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this letter agreement by telecopier shall be effective as delivery of a manually executed counterpart of this letter agreement.

          This letter agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

Very truly yours,

ASTORIA GENERATING COMPANY ACQUISITIONS, L.L.C.

By	/s/ Adam Allen

Title: Treasurer

ASTORIA GENERATING COMPANY HOLDINGS, L.L.C.

By	/s/ Adam Allen

Title: Treasurer

ASTORIA GENERATING COMPANY GP, L.L.C.

By	/s/ Adam Allen

Title: Treasurer

ASTORIA GENERATING COMPANY, L.P.

By: ASTORIA GENERATING COMPANY GP, L.L.C., its General Partner

By	/s/ Adam Allen

Title: Treasurer

ASTORIA OPERATING SERVICES, INC.

By	/s/ Adam Allen

Title: Treasurer

Astoria — Signature Page

MORGAN STANLEY SENIOR FUNDING, INC.,
as Administrative Agent and as Lender

By	/s/ Stephen B. King

Title: Vice President

MORGAN STANLEY BANK, as Lender

By	/s/ Stephen B. King

Title: Authorized Signatory